EXHIBIT 23.1



     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 (Amendment #2) of our report dated July 2, 1999, except for Note 7, as to which the date was August 11, 1999, relating to the consolidated financial statements of IFS International Holdings, Inc. (formerly IFS International, Inc.) and subsidiaries, which is incorporated by reference therein, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                         URBACH KAHN & WERLIN PC

Albany, New York
March 23, 2000